                                   Exhibit 21
                           Registrant's Subsidiaries



                 The following table sets forth certain of the subsidiaries of Registrant at February 26, 1994, all of which are wholly-owned and are included in the consolidated financial statements:

                                                                                 Organized
                     Name                                                    Under the Laws of
                     ----                                                    -----------------
                 ADAP, Inc.                                                    New Jersey
                 Begley Company                                                Kentucky
                 GDF, Inc.                                                     Maryland
                 Gray Drug Fair, Inc.                                          Ohio
                 Keystone Centers, Inc.                                        Pennsylvania
                 Lane Drug Company                                             Ohio
                 Life-Aid Services, Inc.                                       Delaware
                 Name Rite, Inc.                                               Delaware
                 Penn Encore, Inc.                                             Pennsylvania
                 Rack Rite Distributors, Inc.                                  Pennsylvania
                 RAFS, Inc.                                                    Delaware
                 Rite Aid Drug Palace, Inc.                                    Delaware
                 Rite Aid of Alabama, Inc.                                     Alabama
                 Rite Aid of Connecticut, Inc.                                 Connecticut
                 Rite Aid of Delaware, Inc.                                    Delaware
                 Ride Aid of Florida, Inc.                                     Florida
                 Rite Aid of Georgia, Inc.                                     Georgia
                 Rite Aid of Indiana, Inc.                                     Indiana
                 Rite Aid of Kentucky, Inc.                                    Kentucky
                 Rite Aid of Maine, Inc.                                       Maine
                 Rite Aid of Maryland, Inc.                                    Maryland
                 Rite Aid of Massachusetts, Inc.                               Massachusetts
                 Rite Aid of Michigan, Inc.                                    Michigan
                 Rite Aid of New Hampshire, Inc.                               New Hampshire
                 Rite Aid of New Jersey, Inc.                                  New Jersey
                 Rite Aid of New York, Inc.                                    New York
                 Rite Aid of North Carolina, Inc.                              North Carolina
                 Rite Aid of Ohio, Inc.                                        Ohio
                 Rite Aid of Pennsylvania, Inc.                                Pennsylvania
                 Rite Aid of Rhode Island, Inc.                                Rhode Island
                 Rite Aid of South Carolina, Inc.                              South Carolina
                 Rite Aid of Tennessee, Inc.                                   Tennessee
                 Rite Aid of Vermont, Inc.                                     Vermont
                 Rite Aid of Virginia, Inc.                                    Virginia
                 Rite Aid of Washington, D.C., Inc.                            District of Columbia
                 Rite Aid of West Virginia, Inc.                               West Virginia
                 Rite Aid Realty Corp.                                         Delaware
                 Rite Aid Rome Distribution Center, Inc.                       New York
                 Rite Investments, Inc.                                        Delaware
                 Sera-Tec Biologicals, Inc.                                    New Jersey
                 WRAC, Inc.                                                    Pennsylvania

                 At February 26, 1994, the Registrant also had additional wholly-owned subsidiaries, which considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.